EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the 2009 Second Quarter Earnings Release and Conference Call

          Earnings Release Date - Wednesday July 29, 2009
                     After 5:30 pm Central Time

   Conference Call Date - Thursday July 30, 2009
                       At 10:00 am Central Time

SPRINGFIELD, Mo., July 1, 2009 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) announces the release date for second quarter 2009 earnings as Wednesday, July 29, 2009, with a conference call to follow Thursday, July 30, 2009.

The Company's second quarter 2009 earnings will be released after 5:30 p.m. central time on Wednesday, July 29, 2009, and can be viewed, at that time on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room."

Investors are invited to listen to the Company's conference call discussing the financial results for the second quarter of 2009, on Thursday, July 30, 2009, at 10:00 a.m. central time, via web cast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." A replay of the call will also be available on the Company's website following the conference call. We invite interested analysts to join our call. The dial-in number for the call is (706) 679-5789, the conference call ID number is 17369413.

O'Reilly Automotive, Inc. (Nasdaq:ORLY) is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,337 stores in 38 states, as of March 31, 2009. Additional information about the Company, customer services and on-line shopping for parts, tools, supplies, equipment and accessories can be found at the Company's website at www.oreillyauto.com.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
          Investor & Media Contacts
          Mark Merz
            (417) 829-5878
          Ashley Clark
            (417) 874-7249